Exhibit 99.1
Sensitivity: Internal 3Q23 Financial Earnings November 9, 2023

Sensitivity: Internal 2 “This presentation includes forward-looking statements that are subject to risks and uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast” and other words and terms of similar meaning. Forward-looking statements include, but are not limited to, guidance regarding 2023 financial and operational results and our ability to successfully execute our 2023 company priorities supporting the guidance; anticipated Kinetic broadband subscriber and market penetration growth, including fiber broadband additions; availability and timing of delivery of faster speeds to customers, along with speed expansion to more service locations; potential impact on households served and customer experience related to our 8Gig Kinetic fiber offering; greater number of households that may be served generally and related to funding from various state and federal broadband programs, including future programs, public-private partnerships with government entities, the Rural Digital Opportunity Fund and the Broadband Equity and Access Deployment Program (BEAD); opportunities related to Enterprise strategic sales, products, and strategic revenue growth; and contribution margin trends in our business units; wholesale network, revenue, products, and customer expansion opportunities in 2023; statements concerning arrangements under the CLEC and ILEC Master Leases with Uniti Group, Inc., including growth capital improvement reimbursements, amount of future rent payments, future value of the leased assets, lease renewal processes, and our ability to utilize our contractual right of offsetting rent payments; expectations regarding expense management activities, including continuation of the reduction in interconnection and access expense, and the timing and benefit of such activities; and any other statements regarding plans, objectives, expectations and intentions and other statements that are not historical facts. These statements, along with other forward-looking statements regarding Windstream’s overall business outlook, are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events, performance or results. Actual future events and results may differ materially from those expressed in these forward-looking statements as the result of a number of important factors. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to current or future adverse economic, political or market conditions related to epidemics, pandemics, or disease outbreaks, including COVID-19, and the impact of these conditions on our business operations and financial position and on our customers; further adverse changes in economic conditions, including the impact of foreign wars, and risks and uncertainties from continuing cost pressures and inflation on our customers’ communications and payment decisions; impact of supply chain delays or shortages on our business operations and on our customers’ ability to operate their business; increased competitive pressures as state and federal broadband funding programs provide opportunities for new entrants in our markets and possible overbuilding of our network; loss of funding provided by the Affordable Connectivity Program or other state or federal subsidy programs that are not yet permanent programs; that the expected benefits of cost reduction and expense management activities are not realized or adversely affect our sales and operational activities or are otherwise disruptive to our business and personnel; the impact of new, emerging, or competing technologies and our ability to utilize these technologies to provide services to our customers; general U.S. and worldwide economic conditions and related uncertainties; and the effect of any changes in federal or state governmental regulations or statutes, including any new environmental regulations, environmental oversight activities, or inquiries related to environmental matters. Windstream does not undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.”

Sensitivity: Internal 3 Paul Sunu Chief Executive Officer Drew Smith Chief Financial Officer & Treasurer Genesis White VP, Investor Relations

Sensitivity: Internal Fiber Build Momentum Continues 74K new premises added in 3Q 1.6 million total premises now have access to FTTH services 32% coverage of consumer households was achieved by quarter end Adjusted EBITDAR of $370M; up 3% year-over-year and 2% year-to-date Strong Strategic Revenue Trends Strategic Services revenue are 37% of total Enterprise services revenue(1) ; now over $500 million on an annualized basis; up 15% y-o-y Wholesale service revenue up 13% y-o-y Strong Consumer Metrics 2.6% Kinetic consumer service revenue growth year-over-year Strong fiber additions of over 23K in 3Q Consumer Broadband ARPU of $87.10; up over 5% y-o-y Interconnection Expense Reduction Total interconnection expense fell by 20% y-o-y on an annualized basis; legacy-TDM related expenses fell by 28% y-o-y Still $747 million in annualized interconnection expense with $385 million relating to TDM services & 4 (1) Excludes Switched access and End user surcharges &

Sensitivity: Internal 5 Grow market share through 1GB speed enablement Grow strategic revenue while exiting TDM Expand network and partnerships to grow revenue and contribution margin – KINETIC – – ENTERPRISE – – WHOLESALE – Focus on diversity and inclusion Reduce our carbon footprint Secure and keep our information private Support the communities we serve

Sensitivity: Internal 141 158 162 169 170 170 173 174 178 826 954 1,012 1,111 1,174 1,237 1,294 1,336 1,406 0 200 400 600 800 1,000 1,200 1,400 1,600 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 1 Gbps Premises Passed (in 000’s) SMB Consumer 1,112 1,174 1,280 1,344 1,407 1,510 74K 1 Gbps Premises Constructed in 3Q23 967 1,584 1,467 6

Sensitivity: Internal 70% 72% 76% 79% 81% 42% 44% 50% 53% 56% 5% 10% 22% 29% 32% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 2019 2020 2021 2022 3Q23 25 Mbps+ 100 Mbps+ 1Gbps % of Homes in Kinetic Footprint with Access to Available Speeds 7

Sensitivity: Internal 32.9 23.6 28.7 24.4 23.1 22.4% 23.2% 24.4% 25.5% 25.8% 0% 4% 8% 12% 16% 20% 24% 28% 175 225 275 325 375 3Q22 4Q22 1Q23 2Q23 3Q23 264 316 363 340 287 Ended 3Q with Consumers on 1G capable facilities, up 23K from 2Q23 Penetration Consumer Fiber Subscription Growth Shows Strong Adoption of New 1 Gbps Facilities Ending Fiber Subscribers Penetration Rate Note: Consumer Subscriber counts in 000’s 8

Sensitivity: Internal 2023 Cohorts 18% 16% 22% 15% 15% 20% 22% 25% 26% 27% 23% 23% 29% 22% 21% 26% 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 27% 22% 1Q23 2Q23 Newest Fiber Cohorts Are Showing Strong Penetration Early Note: Cohort penetration reflects consumers on 1G capable facilities, within the respective cohort, at the 12-month (Year 1 Penetration) and 24-month (Year 2 Penetration) anniversary of the cohort being launched. 2023 cohort penetration is shown as of September 30, 2023, reflecting penetration at the 6- and 3-month mark for cohorts completed in the first and second quarter of 2023, respectively. 40% Target Penetration Over a 4 Year Period 6-Month Penetration 3-Month Penetration 2020 – 2022 Cohort Penetration Year 1 Penetration Year 2 Penetration 9

Sensitivity: Internal 10 $291 $290 $300 $304 $301 $82.65 $82.65 $85.78 $87.41 $87.10 $70 $75 $80 $85 $90 $280 $285 $290 $295 $300 $305 $310 3Q22 4Q22 1Q23 2Q23 3Q23 Broadband Revenue ($ in millions) Broadband ARPU Note: Broadband revenue and ARPU shown is for consumer subscribers

Sensitivity: Internal 68% 64% 68% 70% 73% 60% 65% 70% 75% 3Q22 4Q22 1Q23 2Q23 3Q23 Cloud services, increasing bandwidth demand & software enabled networks fueling Strategic Revenue growth 3Q23 Annualized Strategic Product Revenue is over $500M and growing 15% y-o-y; Total Strategic Revenues are now 37% of Service Revenues (1) Strategic sales 73% of total Enterprise sales in quarter Strategic Revenue % of Total Service Revenue Strategic Sales as % of Total Sales (1) Excludes Switched access and End user surcharges 11 27% 31% 32% 36% 37% 20% 30% 40% 3Q22 4Q22 1Q23 2Q23 3Q23

Sensitivity: Internal 12 Windstream Enterprise concierge managed service gives businesses fourteen-day installation for security peace-of-mind Windstream Enterprise Launches SASE Express Lane with Cato Networks to Give Businesses Quick Cybersecurity Protection PRESS RELEASE

Sensitivity: Internal Differentiate Windstream Wholesale from our competitors by being nimble, agile and fast in a commodity-based market. Expand our networks and make it easy to connect with Windstream Wholesale to drive more sales across our footprint. 13 13% service revenue growth y-o-y driven by continued strong demand from other telco and cable providers as well as content providers Contribution Margin growth of 33% y-o-y 2023 goals to remain focused on technology leadership, network expansion and flexible partnerships TECHNOLOGY LEADERSHIP NETWORK EXPANSION FLEXIBLE PARTNERSHIPS Establish Windstream Wholesale as a leading and trusted network provider by bringing advanced technologies to the market.

Sensitivity: Internal 14 Windstream Wholesale was named 2023 Best North American Wholesale Carrier by Capacity Media during their recent Global Carrier Awards event This esteemed industry award demonstrates recognition of Windstream Wholesale’s market leadership in technology innovation, network expansion and our customer-centric approach Windstream Wholesale’s premier customer portal, iconnect, provides access to multi-layer network health data and self-service tools New map-based network intelligence enhancements are part of an on-going series of portal advancements that provide customers with essential tools that reveal more about their network, enabling them to confidently manage their operations

Sensitivity: Internal Financial Overview 2022 2022 2022 2022 2022 2023 2023 2023 Q1 Q2 Q3 Q4 YE Q1 Q2 Q3 Revenue Kinetic $ 534 $ 532 $ 544 $ 597 $ 2,206 $ 552 $ 550 $ 544 Enterprise 463 434 429 375 1,701 384 351 356 Wholesale 92 98 103 100 393 111 106 116 OfficeSuite 5 5 5 5 20 6 6 6 Segment Service Revenue $ 1,094 $ 1,068 $ 1,081 $ 1,077 $ 4,320 $ 1,053 $ 1,013 $ 1,023 Intersegment Eliminations (34) (34) (34) (34) (136) (33) (33) (32) Product & Fiber Sales 11 11 13 10 45 8 11 11 Total Revenue and Sales $ 1,071 $ 1,045 $ 1,060 $ 1,053 $ 4,229 $ 1,027 $ 991 $ 1,002 Contribution Margin Kinetic $ 255 $ 256 $ 250 $ 321 $ 1,082 $ 276 $ 273 $ 257 Enterprise 94 90 84 56 324 70 57 76 Wholesale 32 39 42 42 155 51 45 56 OfficeSuite 3 4 4 4 15 4 5 5 Segment Contribution Margin $ 384 $ 388 $ 380 $ 423 $ 1,575 $ 400 $ 380 $ 393 Shared Expenses 22 24 21 23 91 20 20 23 Adjusted EBITDAR $ 362 $ 364 $ 359 $ 400 $ 1,484 $ 380 $ 360 $ 370 Adjusted EBITDAR Margin % 33.8% 34.8% 33.8% 38.0% 35.1% 37.0% 36.3% 36.9% Segment Contribution Margin % Kinetic 46.9% 47.3% 44.9% 53.1% 48.2% 49.3% 48.8% 46.5% Enterprise 20.2% 20.6% 19.6% 14.9% 19.0% 18.1% 16.2% 21.1% Wholesale 34.1% 40.0% 40.9% 41.5% 39.2% 45.6% 42.0% 47.2% OfficeSuite 68.8% 73.5% 73.5% 72.6% 72.1% 77.7% 80.7% 78.8% (Dollars in Millions) 15

Significant Interconnection Cost Reductions

TDM Retirement Accelerates Cost Reduction and Improves Customer Experience

Interconnection Expenses (in millions)	3Q22 Annualized	3Q23 Annualized	YoY Change %
TDM	$ 181	$ 90	(50%)
IP/Ethernet	271	249	(8%)
Last Mile Access	**$ 452**	**$ 339**	**(25%)**
TDM	$ 77	$ 42	(45%)
IP/Ethernet	32	28	(14%)
Network Access	**$ 109**	**$ 70**	**(35%)**
Voice/Other	**$ 17**	**$ 13**	**(24%)**
Total Interconnect	**$ 578**	**$ 422**	**(27%)**
Network Real Estate	$ 39	$ 33	(16%)
Colocation	40	26	(35%)
Enterprise Network Facilities Expense	**$ 79**	**$ 59**	**(26%)**
Network Real Estate	$ 167	$ 166	(1%)
Colocation	28	28	(1%)
Kinetic & Wholesale Network Facilities Expense	**$ 195**	**$ 194**	**(1%)**
Fiber Expense	**$ 77**	**$ 73**	**(5%)**
Total Network Facilities & Fiber Expense	**$ 351**	**$ 325**	**(7%)**
Total Interconnect, Network Facilities & Fiber Expense	**$ 929**	**$ 747**	**(20%)**

- 3Q23 annualized run-rate of $747M in interconnection, network facility and fiber expenses; annualized decline of 20%
- $385 million of Legacy TDM-related expense including Network Facility expense; annualized decline of 28%
- Continued execution of multi-year program to migrate legacy TDM customers to newer technologies, moving from circuit-level to market-level optimization
- The focus on market-level TDM removal will enable greater reductions in network real estate and colocation expenses

Sensitivity: Internal
WINDSTREAM
16

Sensitivity: Internal $250 $0 $0 $0 $0 $713 $1,400 $- $250 $500 $750 $1,000 $1,250 $1,500 2023 2024 2025 2026 2027 2028 $475 Debt Maturity as of November 10, 2022 Revolver Draw Note: Available capacity under credit facility excludes outstanding letters of credit of $104.3 million of which $78.4 million was issued to Universal Service Administrative Company as a condition for Windstream receiving RDOF funding The amended senior secured revolving credit facility will have $500 million of capacity through September 21, 2024, and $475 million of capacity through January 23, 2027 Net Liquidity1 Net Debt to Pro forma Adjusted EBITDA2 First Out Term Loan 1 Net Liquidity calculation includes $500 million revolver capacity through September 2024 2Pro forma Adjusted EBITDA is Adjusted EBITDA as if Uniti’s fourth quarter 2021 prepayment, of all quarterly amounts due in 2022, were made as scheduled Debt Maturity as of September 30, 2023 17 Term Loan Senior First Lien Notes Undrawn Revolver

Sensitivity: Internal Broadband Consumers(1) Fiber Broadband Consumers(1) Fiber Route Miles(1) Fiber Households Today(1) Fiber Households – Build Plan(1) Windstream Owns 100GB POPs(1) Total Consumer Revenues(2) Kinetic Owned Assets(3) E&W Owned Assets(3) Kinetic Fully Owned and Operated Metrics 228K (20.0%) 112K (31.5%) 423K (30.1%) 653K (33.2%) $219M $2.5B E&W Owned & Operated 87K (75.0%) 1,364 (100.0%) $900M (1) Metric represents number and percentage of Windstream total not associated or encumbered by Uniti Master Lease Agreements as of September 30, 2023. (2) Consumer Revenues for FY 2022 that are not within in-footprint ILEC markets governed by Uniti ILEC Master Lease Agreement. (3) Kinetic and E&W Owned Assets represent net PP&E, excluding CWIP, as of December 31, 2022, for Windstream owned assets. 18

Sensitivity: Internal 19 (all $ in millions) 2022 Results 2023 Guidance Adjusted EBITDAR $1,484M Flat to +2.5% y-o-y Adjusted Capex $1,067M Approximately $1,100M GCI $238M Approximately $250M Cash Interest $173M Approximately $200M Cash Taxes $12M Similar to 2022 Fiber Consumer Customer Additions 124K 100K - 125K (lowered from previous: “Similar to 2022”) Kinetic Consumer Revenue 2.2% Mid-single digit growth y-o-y

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